   As filed with the Securities and Exchange Commission on November 8, 2000

                                File No.  333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   Form S-3D
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                    BOE FINANCIAL SERVICES OF VIRGINIA, INC.
             (Exact name of registrant as specified in its charter)

                                    VIRGINIA
         (State or other jurisdiction of incorporation or organization)

                                   54-1980794
                    (I.R.S. Employer Identification Number)

          323 Prince Street, P.O. Box 965, Tappahannock, VA 22560-0965 (Address of principal executive office, including zip code)

                                Bruce E. Thomas
                    BOE Financial Services of Virginia, Inc.
                        323 Prince Street, P.O. Box 965
                          Tappahannock, VA 22560-0965
                                 (804) 443-4343
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.
       (Approximate date of commencement of proposed sale to the public)

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

                                        Proposed     Proposed
                                        Maximum      Maximum
  Title of Each Class   Amount          Offering     Aggregate    Amount of
  of Securities         to be           Price Per    Offering     Registration
  to be Registered      Registered      Share(1)     Price        Fee

  Common Stock,         100,000         $13.0625     $1,306,250   $344.85
  $5.00 par value

     (1) Estimated solely for the purposes of calculating the registration fee as contemplated by Rule 457 of the Securities Act of 1933, as amended, and based on the average of the bid and asked prices of BOE Financial Services of Virginia, Inc. common stock as of November 1, 2000, as reported on The Nasdaq SmallCap Market.

                                  PROSPECTUS

                   BOE FINANCIAL SERVICES OF VIRGINIA, INC.
                          DIVIDEND REINVESTMENT PLAN

                        100,000 Shares of Common Stock
                               ($5.00 par value)




         These securities have not been approved or disapproved by the securities and exchange commission, the Federal Reserve
              Board or any state securities commission, nor have
               any of them passed upon the accuracy or adequacy
                 of this prospectus. Any representation to
                     the contrary is a criminal offense.


                           ________________________

                The date of this Prospectus is November 8, 2000

     This Prospectus relates to up to 100,000 shares of common stock of BOE Financial Services of Virginia, Inc. (the "Company") to be issued pursuant to the Dividend Reinvestment Plan (the "Plan"). The shares will either be authorized and previously unissued shares of the Company or previously issued shares purchased on the open market. It is suggested that this Prospectus be retained for future reference.

     No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in any such jurisdiction.
Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION

     The Company, 323 Prince Street, P.O. Box 965, Tappahannock, VA 22560-0965,
(804) 443-4343, has filed (i) a Registration Statement on Form S-4 (File No. 33-33260) with the Securities and Exchange Commission for the securities issued as part of its agreement and plan of reorganization pursuant to which the Company became the holding company for Bank of Essex and (ii) a Registration Statement on Form S-3 with the Securities and Exchange Commission for the securities it proposes to offer and sell as part of the Plan. The Registration Statements may be inspected, without charge, at the principal office of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C., and you may order copies of all or part of them from the Securities and Exchange Commission upon payment of its fees. In addition, you can view the Registration Statements and all the exhibits on the Securities and Exchange Commission's web site at: http://www.sec.gov.

     The Company's Common Stock are traded on the Nasdaq National Market System under the symbol "BSXT".

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
THE COMPANY.................................................................  4

DESCRIPTION OF THE PLAN
     Purpose................................................................  4
     How the Plan Works in General..........................................  4
     Advantages of the Plan.................................................  5
     How to Enroll in the Plan..............................................  5
     Other Useful Information About the Plan................................  5

TERMS AND CONDITIONS OF THE PLAN
     Administration of the Plan.............................................  8
     Eligibility............................................................  8
     Participation..........................................................  8
     Purchases..............................................................  9
     Reports................................................................  9
     Voting.................................................................  9
     Certificates...........................................................  9
     Costs..................................................................  9
     Withdrawal............................................................. 10
     Taxes.................................................................. 10

USE OF PROCEEDS............................................................. 11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................. 11

EXPERTS..................................................................... 11

                                  THE COMPANY

     BOE Financial Services of Virginia, Inc. is a Virginia bank holding company
(the "Company").   Through its wholly-owned subsidiary, Bank of Essex, the
Company provides a full range of financial services to individuals and commercial accounts through its six branches which are located in Tappahannock, Central Garage, Mechanicsville, West Point, and Glen Allen, Virginia.

     The principal executive offices of the Company are located at 323 Prince Street, P.O. Box 965, Tappahannock, Virginia 22560-0965, Telephone: (804) 443-4343.


                            DESCRIPTION OF THE PLAN

     The Plan will continue until terminated by the Company's board of directors, in its sole discretion.

Purpose

     The purpose of the Plan is to offer stockholders of the Company a convenient and inexpensive opportunity to increase their ownership of the Company's common stock through reinvestment of dividends on common stock. The Company absorbs all transaction costs and administrative expenses incurred in connection with the purchases and recordkeeping of share ownership, thereby reducing the costs to participants of purchasing and owning shares.

How the Plan Works in General

     Participation in the Plan is entirely voluntary. You may, by providing written notice on the prescribed form, join or withdraw at any time and, as long as the Plan continues, as often as you wish.

     If you own the Company's common stock, you may enroll in the Plan to have dividends you are entitled to receive automatically reinvested in Company common stock. The Plan is operated and administered by the Company. The Company will maintain an account for you under the Plan and will receive all dividends on the Company stock held of record by you or held by the Company under the Plan. The dividends will then be applied to the purchase of the Company common stock from the Company or in the open market. If you choose to participate in the Plan, you may elect to reinvest all of your cash dividends in accordance with the Plan.
                      ---
You may elect to continue to receive cash dividends on a portion of your shares under the Partial Dividend Reinvestment Option.

          In the event that the accumulation of all funds in your account is insufficient to purchase a full share of stock, a fraction of a share will be credited to your account. Fractional shares will earn dividends and receive other benefits of full shares on a pro-rata basis.

     Full shares purchased through the Plan can be held for you by the Company or, upon your written request, the Company will issue a stock certificate for any full share you acquire. There is no charge for either service under the Plan.

     The Company will send you a confirmation statement of transactions on your account soon after reinvestment is completed. You will also receive proxy materials for purposes of giving the Company direction as to how to vote your shares of common stock, and for tax purposes, an annual statement of dividends.

Advantages of the Plan

     You will receive certain benefits by joining the Plan, including the following:

     (1)  Reduced costs of investment.  By purchasing additional shares of the
          ---------------------------
Company's common stock through the Plan, your costs are significantly reduced. There are no administrative or service charges under the Plan, and the Company will absorb any additional costs of Plan transactions, including brokerage commissions.

     (2)  Increased equity.  A participant's equity in the Company will increase
          ----------------
with each dividend payment thereby generating additional dividend income to be reinvested.

     (3)  Simplified recordkeeping.  Semi-annual statements at the completion of
          ------------------------
each investment transaction are provided by the Company to inform you of your investment and accumulated holdings as they occur.

     (4)  Voting control of equity interest.  You will retain the power to have
          ---------------------------------
all shares of the Company's common stock held for your account under the Plan voted in accordance with your directions.

How to Enroll in the Plan

     Simply complete the enclosed Authorization Form and mail it to the Company at 323 Prince Street, P.O. Box 965, Tappahannock, Virginia 22560-0965. You may also obtain additional Authorization Forms from the Company at any time. Participation will begin with the next dividend payment, provided your authorization is received at least 15 calendar days before the record date for that dividend. Should your authorization be received after that date, it will be necessary to delay your participation until the following dividend.

     Your participation in the Plan is governed by the specific terms and conditions of the Plan set forth in the section of this Prospectus entitled "TERMS AND CONDITIONS OF THE PLAN." The following information should be helpful to answer questions you may have about how those terms and conditions of participating affect your investment.

Other Useful Information About the Plan

Who is eligible to participate in the Plan?

     Holders of record of the Company's common stock may participate in either of the Plan's investment options listed on the Authorization Form. If you are a beneficial owner of shares registered in another name, such as a broker or bank nominee who holds the shares for you, you should arrange with your broker or bank nominee to have those shares registered in your name.

     The Company will make reasonable efforts to comply with the securities laws of all states in the United States in which record holders reside. However, no person will be offered any shares of common stock pursuant to the Plan if he or she resides in a state of the United States with respect to which one or more of the following apply: (1) a small number of record holders reside in that state;
(2) the Company or any of its officers or directors are not registered as a broker, dealer, salesman or selling agent in that state and the offer or sale of shares of common stock to such holders would require the Company or its officers or directors to so register; (3) common stock of the Company is not registered or otherwise qualified for sale in that state and the laws of that state require the registration or the qualification for sale of the shares; or (4) the registration or qualification of the shares of the Company's stock in that state would, in the Company's judgment, be impracticable or unduly burdensome for reasons of cost or otherwise.

What does the Authorization Form provide?

     The Authorization Form allows you to select from the Plan's investment options and directs the Company to reinvest dividends you receive accordingly. The investment options are as follows:

     (a) Full Dividend Reinvestment directs the Company to reinvest in Company common stock, in accordance with the Plan, dividends on all shares of common stock then or subsequently registered in your name.

     (b) Partial Dividend Reinvestment directs the Company to reinvest in the Company's common stock, in accordance with the Plan, cash dividends on only that number of shares of common stock registered in your name as designated by you.

     Under either option selected, all shares you place under the Plan and all shares purchased for your account under the Plan with reinvested dividends will be subject to dividend reinvestment under the Plan automatically, unless and until any of the shares are withdrawn from the Plan.

How may I change investment options?

     You may change investment options by submitting a new Authorization Form to the Company with your new selection. Authorization Forms may be submitted to the Company at any time, but must be received by the Company at least 30 calendar days prior to any record date for the declaration of dividends to be effective for that dividend.

How will shares be purchased under the Plan?

     The Company will use funds from cash dividends to purchase for you newly issued shares from the Company or shares in the open market.

What will be the price of the shares purchased under the Plan?

     The price of newly issued shares from the Company will be the average of the mean between the bid and asked prices for the shares in the over-the-counter market at the close of trading for the five business days ending on the date of purchase. The price of shares purchased on the open market will vary with the market price.

How do I keep track of the purchases made for me?

     Semi-annually, the Company will send you a statement showing all the pertinent details of the current transactions and the number of full and fractional shares in your account.

Can I withdraw shares held in my dividend reinvestment account?

     Yes. Upon your written request, the Company will issue you a certificate for one or more full shares in your account. A fractional share cannot be withdrawn unless you are completely terminating your participation, in which event the value of the fractional share will be paid in cash.

May I terminate my participation in the Plan at any time?

     Yes. Enrollment is optional and you may terminate at any time by notifying the Company by mail 30 calendar days before the next dividend record date. Thereafter, cash dividends will be mailed directly to you. Upon termination, the Company will issue you a certificate for the full shares in your account and a check for any fractional share at the then current market price. If you would like, the Company will sell your full shares and send you a check for the proceeds, less brokerage commissions, if any, and applicable taxes.

Are my dividends taxable?

     Yes. Dividends received are taxable for federal income tax purposes just as if you had received them in cash and may be taxable in those states having a personal income tax. Brokerage commissions and service fees paid on behalf of your account are also deemed taxable income and will be reported by the Company to the IRS as such. Also for tax purposes, purchases of shares through this Plan provide the long range benefits of dollar-cost averaging.

To whom do I write concerning the Plan?

     The Plan is administered by the Company, and all correspondence should be directed to the Company at:

               BOE Financial Services of Virginia, Inc.
               Attn:  Dividend Reinvestment Administrator
               323 Prince Street, P.O. Box 965
               Tappahannock, Virginia  22560-0965

     The following section contains the specific terms and conditions of the Plan. You should read it carefully, because it sets forth the requirements of how the Plan is administered.

                        TERMS AND CONDITIONS OF THE PLAN

Administration of the Plan

     The Company will administer the Plan in accordance with its terms and the written instructions of the participant. The Company reserves the right to modify, suspend, or terminate the Plan or any administrative procedures in effect at any time as it deems desirable or appropriate. The Company agrees to notify all participants of any modifications that affect the participants.

     The Company cannot assure a profit or protect against a loss on shares purchased by or for participants under the Plan. The Plan does not represent a guaranty of future dividends, which will continue to depend upon the Company's earnings, financial requirements, and other factors.

     The Company will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure of the participant to terminate his or her account, the prices at which shares are purchased, the times at which shares are purchased, or suspension of purchases due to governmental regulations.

     The Company reserves the right, acting in good faith, to interpret and regulate the Plan as it deems necessary or appropriate for the Plan's operation.

Eligibility

     Any holder of record of the Company's common stock may participate, unless such holder of record resides in a state of the United States with respect to which one or more of the following apply: (1) a small number of record holders reside in that state; (2) the Company or any of its officers or directors are not registered as a broker, dealer, salesman or selling agent in that state and the offer or sale of shares of common stock to such holders would require the company or its officers or directors to so register; (3) common stock of the Company is not registered or otherwise qualified for sale in that state and the laws of that state require the registration or the qualification for sale of the shares; or (4) the registration or qualification of the shares of the Company's stock in that state would, in the Company's judgment, be impracticable or unduly burdensome for reasons of cost or otherwise. Shares held in the name of a broker or nominee do not qualify as shares held by an individual for purposes of the Plan. Shares held by a broker or nominee must be transferred to the name of the individual participant if those shares are to be part of the Plan.

Participation

     The participant may select either of the two investment options described on the Authorization Form, but only one. If the participant wishes to change options, a new Authorization Form should be submitted to the Company at the address shown above. Any Authorization Form that is not received prior to 30 calendar days before the dividend record date cannot be effective until the following dividend.

Purchases

     The Company will apply or cause to be applied cash dividends in accordance with a participant's written instructions. The full amount of cash dividends on shares subject to the Plan will be applied toward the purchase of shares for the account of the participant promptly after receipt, but no later than 30 calendar days after the date of the dividend or receipt of payment. All full and fractional shares will be credited to the participant's account upon purchase. Fractional shares will be computed to three decimal places.

     Shares will be acquired as newly issued shares or shares purchased on the open market. The price of newly issued shares from the Company will be the average of the mean between the bid and asked prices for the shares in the over-the-counter market at the close of trading for the five business days ending on the date of purchase. The price of shares purchased on the open market will vary with the market price.

     Unless shares are withdrawn from the Plan, all shares held in the participants' accounts will earn dividends that will be reinvested in accordance with the Plan.

Reports

     The Company will confirm purchases in semi-annual statements that show all details of transactions during the prior period, including the number of full and fractional shares in the participant's account.

     Any stock dividends or split shares distributed by the Company with respect to shares held for the participant will be credited to the participant's account and recorded on the participant's semi-annual statement for the period during which such dividend or share split occurred.

Voting

     The Company will vote all full shares that it holds for a participant in accordance with the proxy returned to the Company by the participant.

Certificates

     Certificates for shares of common stock purchased through the Plan will not be issued to the participant unless requested in writing, or until the account is terminated. No certificates will be issued for fractional shares, and fractional shares may be redeemed by the participant in cash only upon withdrawal from the Plan.

Costs

     All costs of administration of the Plan will be paid by the Company, including any brokerage fees or commissions. No administrative or service charges are imposed for participation in the Plan. If the participant withdraws from the Plan and instructs the Company to sell the shares then owned, the Company will deduct brokerage fees, commissions or any applicable transfer taxes from the proceeds.

Withdrawal

     The participant may withdraw all or part of the participant's shares from the Plan at any time, by written request, to the Company at:

               BOE Financial Services of Virginia, Inc.
               Attn: Dividend Reinvestment Administrator
               323 Prince Street, P.O. Box 965
               Tappahannock, Virginia 22560-0965
               Telephone: (804) 443-4343

     Written notice of withdrawal must be received no later than 30 calendar days before the next dividend record date to be effective for the purposes of that dividend. In the event written notice is received less than 30 calendar days before the next dividend, the withdrawal will be effective with the dividend following the next dividend date. Upon withdrawal, a participant may request that the Company sell the participant's full shares as soon as practicable following notice of termination and send the participant a check representing the proceeds, together with the proceeds of sales from any fractional share adjusted at the then current market price, less brokerage commissions and any applicable taxes. If the participant does not instruct the Company to sell shares, the Company will, upon termination of the participant's account, send the participant a certificate for full shares in the participant's account and a check in the amount equal to the then current market value of any fractional share.

     Withdrawal of less than all of the participant's shares under the Plan will be treated as a withdrawal described above only with respect to the shares designated by the participant for withdrawal.

     After full withdrawal from the Plan, an eligible shareholder may rejoin the Plan at any time. After partial withdrawal, shares withdrawn may be placed back into the Plan at any time. In both cases, if the new Authorization Form is received later than 30 calendar days prior to the dividend record date, it will not be effective until the following dividend.

Taxes

     Dividends which are reinvested are subject to federal and state income
taxes just as if the participant had received cash dividends.   Under current
Internal Revenue Service policy, a pro-rata share of any brokerage commissions and service fees paid on behalf of the participant's account are also taxable income and will be reported as such by the Company to the Internal Revenue Service. The Company will mail reports to participants containing necessary information for federal income tax reporting purposes.

     Participants should consult their own tax advisors concerning the tax consequences of participating in the Plan, the applicability of state and local taxes, and records which should be maintained in connection with the tax basis of shares acquired through the Plan.

                                USE OF PROCEEDS

     Shares of common stock under the Plan that are acquired from the Company, and the net proceeds from those sales will be used by the Company for general corporate purposes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

     (a) The Company's Registration Statement on Form S-4 (File No.333-33260), dated March 24, 2000.

     (b)  The Company's Registration Statement on Form 8-A, filed October 5,
          2000.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of common stock offered pursuant to the Plan described herein shall be deemed to be incorporated by reference herein and to be a part of this Prospectus from the date of filing of such documents.

                                    EXPERTS

     The consolidated financial statements of Bank of Essex and subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999, incorporated by reference in the Form S-4 Registration Statement of the Company have also been incorporated by reference herein and in the Registration Statement of which this Prospectus is a part in reliance upon the report of Yount, Hyde & Barbour, P. C., independent auditors, included in the Annual Report on Form 10-KSB of Bank of Essex for the year ended December 31, 1999 and incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.


SEC Registration Fee............................... $   344.85
Legal Fees and Expenses............................   5,000.00
Accounting Fees and Expenses.......................     500.00
Printing Fees and Expenses.........................   5,000.00
Miscellaneous......................................   1,000.00
                                                    ----------
Total:............................................. $11,844.85

Item 15.  Indemnification of Directors and Officers.

     Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of the criminal law.

     BOE Financial Service of Virginia, Inc.'s ("BOE") Articles of Incorporation provide for mandatory indemnification of any director or officer of BOE who is or was a party to any proceeding by reason of the fact that he or she is or was a director or officer of BOE or is or was serving BOE or any other legal entity in any capacity at the request of BOE while a director or officer of BOE against all liabilities and expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

     BOE's Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of BOE to BOE or its stockholders is limited or eliminated.

     BOE maintains a standard policy of officers' and directors' liability insurance.

Item 16.  Exhibits.

     5      Opinion of McGuireWoods LLP (filed herewith).

     23(a)  Consent of McGuireWoods LLP (included in Exhibit 5).

     23(b)  Consent of Yount, Hyde & Barbour, P.C. (filed herewith).

     24     Powers of Attorney (included herein).

Item 17.  Undertakings.

     (a)    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWERS OF ATTORNEY

     Each person whose signature appears below hereby authorizes each of George
M. Longest, Jr., Bruce E. Thomas and Alexander F. Dillard, Jr. as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amendments and post effective amendments to the registration statement, and BOE hereby confers like authority to sign and file on its behalf.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Town of Tappahannock, Commonwealth of Virginia, on the 8th day of November, 2000.

BOE FINANCIAL SERVICES OF VIRGINIA, INC.


By:  /s/ GEORGE M. LONGEST, JR.
     -------------------------
       GEORGE M. LONGEST, JR.
Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the 8th day of November, 2000.


          Signature           Title
          ----------          -----


/s/ GEORGE M. LONGEST, JR.    President, Chief Executive Officer, Director
-----------------------       Principal Executive Officer
GEORGE M. LONGEST, JR.

/s/ BRUCE E. THOMAS           Vice President, Treasurer, Secretary
-----------------------       Principal Financial Officer and Accounting Officer
BRUCE E. THOMAS

/s/ R. HARDING BALL           Director
-----------------------
R. HARDING BALL

/s/ R. TYLER BLAND III        Director
-----------------------
R. TYLER BLAND III

/s/ L. MCCAULEY CHENAULT          Director
---------------------------
L. MCCAULEY CHENAULT

/s/ ALEXANDER F. DILLARD, JR.     Director
---------------------------
ALEXANDER F. DILLARD, JR.

/s/ GEORGE B. ELLIOTT             Director
---------------------------
GEORGE B. ELLIOTT

/s/ FRANCES H. ELLIS              Director
---------------------------
FRANCES H. ELLIS

/s/ ROBERT F. HUTCHINSON          Director
---------------------------
ROBERT F. HUTCHINSON

/s/ PHILIP T. MINOR               Director
---------------------------
PHILIP T. MINOR

/s/ WILLIAM GUY TOWNSEND          Director
---------------------------
WILLIAM GUY TOWNSEND

                                 EXHIBIT INDEX

Exhibit No.                Exhibit
-----------                -------

  5            Opinion of McGuireWoods LLP (filed herewith).

  23(a)        Consent of McGuireWoods LLP (included in Exhibit 5).

  23(b)        Consent of Yount, Hyde & Barbour, P.C. (filed herewith).

  24           Powers of Attorney (included herein).